UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

Cantor Fitzgerald Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56043	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

De Anza Plaza Apple – Office Buildings – Cupertino, CA

On July 23, 2021, the Company, through the Operating Partnership, acquired an ownership interest in a two-building office campus (the “Property”) located in Cupertino, CA at a contract purchase price of $63.75 million, exclusive of closing costs. The ownership interest in the Property is a leasehold interest, each building is subject to a 60+ year ground lease and is held by a single purpose limited liability company (“SPE”) of which the Company owns 100% of the membership interests. The Property was acquired from DeAnza DH Properties LLC (the “Seller”). Seller is a third party and not affiliated with the Company or CFI.

The Property is 100% leased to Apple Inc. The lease is net whereby the tenant is responsible for operating expenses, real estate taxes, insurance, repairs, maintenance and capital expenditures (excluding roof, structure and certain HVAC items), in addition to base rent.

The following table provides certain information about the Property:

Rent Commencement Date	Address	Lease Expiration Date	Rentable Square Feet	Year One Rent	Rental Escalations	Tenant Renewal Options
July 23, 2021	10001 North De Anza Blvd, Cupertino, CA	July 31, 2031	30,406	$1,328,134	3.0% annual rent escalations	Two 5-year renewal options at 95% FMV

July 23, 2021	10101 North De Anza Blvd, Cupertino CA	July 31, 2031	53,553	$2,339,195	3.0% annual rent escalations	Two 5-year renewal options at 95% FMV

The Company funded the purchase price and acquisition expenses with cash from its ongoing initial public offering and the Citizens Credit Facility (as discussed and defined below).

The Property will be managed by G&E Real Estate Management Services, Inc., an affiliate of the Company’s sponsor, pursuant to a property management agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Citizens Facility

On July 23, 2021, Cantor Fitzgerald Income Trust, Inc. (the “Company”), Cantor Fitzgerald Income Trust Operating Partnership, L.P. (the “Operating Partnership” or “Borrower”), 651 E Corporate Drive, LLC (“Hoya Property Owner”), 10801 Madison Avenue Owner, LLC (“Amazon Property Owner”) and North De Anza Boulevard, LLC (“De Anza Property Owner), each an indirect subsidiary of the Company, pursuant to a credit agreement (the “Credit Facility Agreement”) with Citizens Bank, N.A., as administrative agent, lead arranger and sole bookrunner, and the lender parties thereto (collectively, “Lender”), entered into a senior secured revolving credit facility (“Citizens Facility”) for an aggregate principal amount of $100.0 million. The Credit Facility Agreement provides the Borrower with the ability from time to time to increase the size of the aggregate commitment made under the agreement by an additional $100.0 million up to a total of $200.0 million, subject to receipt of lender commitments and other conditions. The maturity date of the Citizens Facility is July 23, 2024, and may be extended pursuant to two one-year extension options, subject to continuing compliance with the financial covenants and other customary conditions and the payment of an extension fee. At the Borrower’s election, borrowings under the Credit Facility Agreement will be charged interest based on (i) LIBOR multiplied by a statutory reserve rate plus a margin ranging from 1.75% to 2.25%, or (ii) an alternative base rate plus a margin ranging from 0.75% to 1.25%, depending on the Company’s loan to value ratio. Borrowings under the Credit Facility Agreement are available for general corporate purposes, including but not limited to the acquisition and operation of permitted investments. As of July 23, 2021, the amounts advanced under the Revolving Facility were approximately $63.2 million with an interest rate of 2.34%, secured by the properties owned by the Hoya Property Owner, the Amazon Property Owner and the De Anza Property Owner.

Borrowings under the Credit Facility Agreement are guaranteed by the Company and certain of its subsidiaries. The Credit Facility Agreement requires the maintenance of certain corporate financial covenants, including covenants concerning: (i) consolidated net worth; (ii) consolidated fixed charge coverage ratio; (iii) consolidated total leverage ratio; (iv) minimum liquidity; and (v) permitted indebtedness, as well as certain collateral pool financial covenants.

In addition, the Credit Facility Agreement contains customary affirmative and negative covenants, which, among other things, require the Borrower to deliver to the Lenders specified quarterly and annual financial information, and limit the Borrower and/or the Company, subject to various exceptions and thresholds from: (i) creating liens (other than certain permitted liens) on the unencumbered asset pool; (ii) merging with other companies (other than certain permitted mergers); (iii) selling all or substantially all of its assets or properties; (iv) transferring a material interest in the Borrower; (v) entering into certain transactions with affiliates, unless such transactions are on terms obtainable on arms-length transactions; (vi) making certain types of investments; and (vii) if in default under the Credit Agreement, making certain distributions.

The Credit Facility Agreement permits voluntary prepayment of principal and accrued interest and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Credit Facility Agreement, the Lenders may accelerate the repayment of amounts outstanding under the Credit Facility Agreement and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. The preceding summary does not purport to be a complete summary of the Credit Facility, and is qualified in its entirety by reference to the Credit Facility Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01.Regulation FD Disclosure. July 2021 Distribution

As authorized by the board of directors of the Company, on July 29, 2021 the Company declared the following distributions for each class of the Company’s common stock as rounded to the nearest four decimal places ($1.55 on an annual basis):

Gross Distribution
Class I Shares	$0.1316
Class D Shares	$0.1316
Class S Shares	$0.1316
Class T Shares	$0.1316
Class IX Shares	$0.1316
Class AX Shares	$0.1316
Class IX Shares	$0.1316

The net distributions for each class of common stock (which represents the gross distributions described above less any distribution fee for the applicable class of common stock as described in the Company’s applicable prospectus) are payable to stockholders of record immediately prior to the close of business on July 31, 2021 and will be paid on or about August 7, 2021. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Some or all of the cash distributions may be paid from sources other than cash flow from operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are being filed herewith:

10.1

Credit Agreement, dated as of July 23, 2021, among Cantor Fitzgerald Income Trust Operating Partnership, L.P., Cantor Fitzgerald Income Trust, Inc., certain subsidiary guarantors, the lenders party thereto and Citizens Bank, N.A. as administrative agent.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, as well as those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date: July 28, 2021	By:	/s/ Christopher A. Milner
Name: Christopher Milner
Title: President

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